UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 June 25, 2007
                Date of Report (Date of earliest event reported)

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                          THE GREAT ATLANTIC & PACIFIC
                                TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                         1-4141              13-1890974
(State or other jurisdiction of    (Commission file number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act  (17 CFR 240.14d- 2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act  (17 CFR 240.13e-4(c))
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Item 8.01     Other Events

     As previously announced on April 24, 2007, The Great Atlantic & Pacific Tea Company, Inc. (the "Company") stated that it was engaged in negotiations for the potential sale of its operations in the Midwest. On June 20, 2007 it was announced that the Company has entered into a definitive agreement for the sale of 20 of its Farmer Jack stores in the Detroit metropolitan area to The Kroger Co. The Farmer Jack stores included in the sale agreement are located in the following cities in Michigan: Birmingham, Dearborn Heights, Dearborn (2 locations), Northville, Hartland Township, St. Clair Shores, Hazel Park, Troy (3 locations), Sterling Heights, Algonac, Grosse Pointe, Roseville, Westland (2 locations), Brownstown Township, Romeo and Imlay City. The transaction is expected to close in July, subject to customary closing conditions.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 25, 2007


                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


          By:    /s/ Allan Richards
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                 Allan Richards, Senior Vice President, Human Resources, Labor
                 Relations, Legal Services & Secretary